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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------

                                  FORM 8-K/A
                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               -------------

    Date of Report (Date of Earliest Event Reported):  January 23, 1997

                      CHANCELLOR BROADCASTING COMPANY
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           (Exact Name of Registrant as Specified in its Charter)

                                  Delaware
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               (State or Other Jurisdiction of Incorporation)

            0-27726                                    75-2538487
------------------------------               ------------------------------
   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

        12655 North Central Expressway
                  Suite 405
                Dallas, Texas                                  75243
---------------------------------------------          --------------------
   (Address of Principal Executive Offices)                 (Zip Code)

                               (972) 239-6220
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            (Registrant's Telephone Number, Including Area Code)

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       (Former Name or Former Address, if Changed Since Last Report)

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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     The following are (i) the combined financial statements of Colfax Communications, Inc. Radio Group as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995 and as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 and (ii) the combined statements of net assets of The Sundance Stations as of December 31, 1994 and 1995 and the related combined statements of revenues, direct expenses and other income (expense), changes in net assets and cash flows for the years ended December 31, 1994 and 1995 and the combined statements of revenues, direct expenses and other income, changes in net assets and cash flows for the nine months ended September 30, 1995 and period beginning
January 1, 1996 and ending September 11, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
Colfax Communications, Inc. Radio Group:

     We have audited the accompanying combined balance sheets of the Colfax Communications, Inc. Radio Group (the "Company") as of December 31, 1995, 1994, and 1993, and the related combined statements of income (loss), changes in partners' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Colfax Communications, Inc. Radio Group as of December 31, 1995, 1994, and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Washington, D.C.,
September 24, 1996

                     COLFAX COMMUNICATIONS, INC. RADIO GROUP

                             COMBINED BALANCE SHEETS
                     AS OF DECEMBER 31, 1993, 1994, AND 1995

                                 CURRENT ASSETS

                                                                  1993                      1994                     1995
                                                              -------------            -------------             -------------
Cash  . . . . . . . . . . . . . . . . . . . . . . . . . .      $   194,905               $   216,414              $   682,672
Accounts receivable, net of allowance for doubtful
  accounts of $0, $238,801 and $203,088, respectively . .        7,314,558                 8,978,881                7,626,579
Prepaid expenses and other current assets . . . . . . . .          514,060                   343,441                  286,774
                                                                ----------              -----------               -----------
         Total current assets . . . . . . . . . . . . . .        8,023,523                 9,538,736                8,596,025
Property and equipment at cost, net of depreciation . . .       10,087,042                 9,608,603                8,675,724
Intangibles and other noncurrent assets at cost, net
  of amortization . . . . . . . . . . . . . . . . . . . .       44,234,705                37,653,803               32,383,587
                                                               -----------              -----------               -----------
         Total assets . . . . . . . . . . . . . . . . . .      $62,345,270               $56,801,142              $49,655,336
                                                               ===========              ===========               ===========
Liabilities
Accounts payable and accrued expenses . . . . . . . . . .      $ 3,174,794               $ 3,883,242              $ 3,224,139
Current maturities of long-term debt  . . . . . . . . . .          800,000                   900,000                        -
                                                               -----------              -----------               -----------
         Total current liabilities  . . . . . . . . . . .        3,974,794                 4,783,242                3,224,139
Long-term debt  . . . . . . . . . . . . . . . . . . . . .        8,000,000                 7,100,000               39,225,000
                                                               -----------              -----------               -----------
         Total liabilities  . . . . . . . . . . . . . . .       11,974,794                11,883,242               42,449,139
                                                               -----------              -----------               -----------
Commitments (Note 8):
Partners' equity:
  Radio Acquisition Associates  . . . . . . . . . . . . .       (2,464,398)               (3,121,671)              (2,783,226)
  Equity Group Holdings . . . . . . . . . . . . . . . . .       52,305,936                47,558,478                9,888,902
  Colfax Communications, Inc. . . . . . . . . . . . . . .          528,938                   481,093                  100,521
  Class B Limited Partners  . . . . . . . . . . . . . . .                -                         -                        -
                                                               -----------              -----------               -----------
         Total partners' equity . . . . . . . . . . . . .       50,370,476                44,917,900                7,206,197
                                                               -----------              -----------               -----------
         Total liabilities and partners' equity . . . . .      $62,345,270               $56,801,142              $49,655,336
                                                               ===========              ===========               ===========

                     The accompanying notes are an integral
                          part of these balance sheets.

                     COLFAX COMMUNICATIONS, INC. RADIO GROUP

                          COMBINED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995

                                                                1993                  1994                1995
                                                           -------------          ------------       -------------
Advertising revenues:
  Local sponsors  . . . . . . . . . . . . . . . . . . . .    $17,070,501          $24,147,363          $23,425,588
  National sponsors . . . . . . . . . . . . . . . . . . .      5,075,658            8,221,228            9,151,724
  Other . . . . . . . . . . . . . . . . . . . . . . . . .      1,507,337            2,090,737            1,910,483
                                                             -----------          -----------          -----------
         Gross advertising revenues . . . . . . . . . . .     23,653,496           34,459,328           34,487,795
Less -- Commissions . . . . . . . . . . . . . . . . . . .     (2,788,198)          (4,283,386)          (4,345,062)
                                                             -----------          -----------          -----------
         Net advertising revenues . . . . . . . . . . . .     20,865,298           30,175,942           30,142,733
                                                             -----------          -----------          -----------
Operating expenses:
  Programming . . . . . . . . . . . . . . . . . . . . . .      8,348,699            9,604,067            5,461,691
  Sales and advertising . . . . . . . . . . . . . . . . .      9,141,312           10,885,717           11,360,597
  General and administrative  . . . . . . . . . . . . . .      1,931,197            3,651,832            4,332,286
  Engineering . . . . . . . . . . . . . . . . . . . . . .        812,347            1,084,282            1,014,375
  Depreciation and amortization . . . . . . . . . . . . .      7,197,017            7,599,901            6,505,492
                                                             -----------          -----------          -----------
         Total operating expenses . . . . . . . . . . . .     27,430,572           32,825,799           28,674,441
                                                             -----------          -----------          -----------
         Income (loss) from operations  . . . . . . . . .     (6,565,274)          (2,649,857)           1,468,292
Interest expense  . . . . . . . . . . . . . . . . . . . .        524,368              531,387              655,795
Loss on dissolution of GRAD-H (Note 6)  . . . . . . . . .        499,540                    -                    -
Loss on sale of fixed assets  . . . . . . . . . . . . . .              -                    -              770,689
Other expense . . . . . . . . . . . . . . . . . . . . . .        299,179               75,364                    -
                                                             -----------          -----------          -----------
         Net income (loss)  . . . . . . . . . . . . . . .    $(7,888,361)         $(3,256,608)         $    41,808
                                                             ===========          ===========          ===========

        The accompanying notes are an integral part of these statements.

                     COLFAX COMMUNICATIONS, INC. RADIO GROUP

               COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995

                                       Radio          Colfax         Equity        Class B
                                    Acquisition       Comm.,         Group         Limited
                                     Associates        Inc.         Holdings      Partners         Total
                                    -----------    -----------    -----------    -----------   ------------
Balance, December 31, 1992  . .     $(1,618,492)     $  93,136   $  9,178,480        $    -    $  7,653,124
  Capital contributions
    from partners . . . . . . .               -        527,767     52,248,758             -      52,776,525
  Capital distributions
    to partners . . . . . . . .        (484,890)       (16,763)    (1,669,159)            -      (2,170,812)
  Net income (loss) . . . . . .        (361,016)       (75,202)    (7,452,143)            -      (7,888,361)
                                    -----------      ---------   ------------        ------    ------------
Balance, December 31, 1993  . .      (2,464,398)       528,938     52,305,936             -      50,370,476
  Capital contributions
    from partners . . . . . . .         368,281         60,023      5,949,744             -       6,378,048
  Capital distributions
    to partners . . . . . . . .      (1,678,638)       (68,618)    (6,826,760)            -      (8,574,016)
  Net income (loss) . . . . . .         653,084        (39,250)    (3,870,442)            -      (3,256,608)
                                    -----------      ---------   ------------        ------    ------------
Balance, December 31, 1994  . .      (3,121,671)       481,093     47,558,478             -      44,917,900
  Capital contributions
    from partners . . . . . . .               -          5,735        567,746             -         573,481
  Capital distributions
    to partners . . . . . . . .      (1,031,464)      (372,709)   (36,922,819)            -     (38,326,992)
  Net income (loss) . . . . . .       1,369,909        (13,598)    (1,314,503)            -          41,808
                                    -----------      ---------   ------------        ------    ------------
Balance, December 31, 1995  . .     $(2,783,226)     $ 100,521   $  9,888,902        $    -    $  7,206,197
                                    ===========      =========   ============        ======    ============

        The accompanying notes are an integral part of these statements.

                     Colfax Communications, INC. RADIO GROUP

                        COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995


                                                                 1993               1994                     1995
                                                           ---------------      -------------           --------------
Cash flows from operating activities:
  Net income (loss) . . . . . . . . . . . . . . . . .         $ (7,888,361)       $(3,256,608)            $    41,808
  Adjustment to reconcile net loss to net cash
    used in operating activities --
    Depreciation and amortization . . . . . . . . . .            7,197,017          7,599,901               6,505,492
    Loss on dissolution of GRAD-H . . . . . . . . . .              499,540                  -                       -
    Loss on asset disposal  . . . . . . . . . . . . .                    -             57,398                 770,689
    Restructuring charge  . . . . . . . . . . . . . .                    -                  -                 737,729
    Change in assets and liabilities:
      Decrease (increase) in accounts
        receivable  . . . . . . . . . . . . . . . . .           (3,071,525)        (1,664,323)              1,352,302
      Decrease (increase) in prepaid expenses
        and other current assets  . . . . . . . . . .             (279,592)           170,619                  56,667
      (Decrease) increase in accounts payable and
        accrued expenses  . . . . . . . . . . . . . .              935,241            708,448              (1,396,832)
      Decrease in accrued interest  . . . . . . . . .               (5,633)                 -                       -
                                                              ------------        -----------             -----------
            Net cash provided by operating
                 activities . . . . . . . . . . . . .           (2,613,313)         3,615,435               8,067,855
                                                              ------------        -----------             -----------
Cash flows from investing activities:
  Cash paid for acquisition of intangibles and
    other noncurrent assets . . . . . . . . . . . . .          (46,419,228)           (12,944)               (363,174)
  Payments for additions to property and
    equipment . . . . . . . . . . . . . . . . . . . .           (1,067,289)          (968,929)               (823,737)
  Disposal of fixed assets  . . . . . . . . . . . . .                    -                  -                 113,825
                                                              ------------        -----------             -----------
           Net cash used in investing activities  . .          (47,486,517)          (981,873)             (1,073,086)
                                                              ------------        -----------             -----------
Cash flows from financing activities:
  Repayment of note payable . . . . . . . . . . . . .             (600,000)          (800,000)             (8,000,000)
  Loan proceeds . . . . . . . . . . . . . . . . . . .                    -                  -              39,225,000
  Capital contributions from partners . . . . . . . .           52,776,525          6,378,048                 573,481
  Capital distributions to partners . . . . . . . . .           (2,170,812)        (8,190,101)            (38,326,992)
                                                              ------------        -----------             -----------
           Net cash (used in) provided by
                 financing activities . . . . . . . .           50,005,713         (2,612,053)             (6,528,511)
                                                              ------------        -----------             -----------
Net increase (decrease) in cash . . . . . . . . . . .              (94,117)            21,509                 466,258
Cash, beginning of period . . . . . . . . . . . . . .              289,022            194,905                 216,414
                                                              ------------        -----------             -----------
Cash, end of period . . . . . . . . . . . . . . . . .         $    194,905        $   216,414             $   682,672
                                                              ============        ===========             ===========
Supplemental disclosure of cash
 flow information --
  Cash paid during the year for interest  . . . . . .         $    530,001        $   514,213             $   615,900
                                                              ============        ===========             ===========

        The accompanying notes are an integral part of these statements.

                     COLFAX COMMUNICATIONS, INC. RADIO GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1993, 1994, AND 1995

1.   BASIS OF PRESENTATION:

     The accompanying financial statements include the radio station holdings of Colfax Communications, Inc. ("Colfax"), a Maryland Corporation. Three of the stations serve the Washington, D.C. market: WGMS-FM (classical format), WBIG-FM (oldies format), and WTEM-AM (all-sports format). The remaining two stations, WBOB-FM (country format) and KQQL-FM (oldies format), serve the Minneapolis-St. Paul market. All five stations are owned by entities under the common control of Colfax and its affiliates.

2.   DESCRIPTION OF COLFAX COMMUNICATIONS, INC. RADIO GROUP:

   Classical Acquisition Limited Partnership

     Classical Acquisition Limited Partnership ("CALP") is a Maryland limited partnership formed to acquire and operate radio stations WGMS-AM (currently WTEM-AM) and WGMS-FM. Radio Acquisition Associates Limited Partnership, a Maryland limited partnership, had a 98.04 percent general partner interest and Equity Group Holdings, a District of Columbia general partnership, had a 1.96 percent limited partner interest in CALP prior to the admission of the Class B Limited Partners as discussed below. Radio Acquisition Associates Limited Partnership has Colfax as a one percent general partner and Equity Group Holdings as a 99 percent limited partner.

     Certain Class B Limited Partners were admitted to the partnership on January 1, 1993 and on January 1, 1995. The Class B Limited Partners have a
13.25 percent interest in CALP and Equity Group Holdings' limited partnership interest in CALP was reduced to 1.813 percent effective January 1, 1993. Radio Acquisition Associates' Limited Partnership general partnership interest was reduced to 90.687 percent and 84.937 percent effective January 1, 1993 and January 1, 1995, respectively.

   Radio 570 Limited Partnership

     Radio 570 Limited Partnership ("Radio 570") is a Maryland limited partnership formed on December 10, 1991, to operate radio station WTEM-AM (formerly WGMS-AM). Radio 570 was formed by Colfax as the one percent general partner and Equity Group Holdings as the 99 percent limited partner. WTEM began broadcasting on May 24, 1992.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. On September 15, 1995, a Class B Limited Partner was redeemed of his partnership interest. At December 31, 1995, the Class B Limited Partners have a 9.25 percent interest and Equity Group Holdings has a 89.75 percent interest.

   Radio 100 Limited Partnership

     Radio 100 Limited Partnership ("Radio 100") was formed on August 11, 1992, to acquire and operate radio stations. Radio 100 was formed by Colfax as the one percent general partner and Equity Group Holdings as the 99 percent limited partner.

     In 1993, Radio 100 completed its acquisition of two radio stations in Minnesota for $25,500,000. WBOB-FM (formerly WCTSFM) and KQQL-FM began on-air operations under Radio 100 ownership on May 7, 1993, and February 18, 1993, respectively.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. The Class B Limited Partners have a 10.25 percent interest and the Equity Group Holdings interest was reduced to 88.75 percent.

   Radio 100 of Maryland Limited Partnership

     Radio 100 of Maryland Limited Partnership ("Radio 100 of Maryland") was formed on December 2, 1992 to acquire and operate radio stations. Radio 100 of Maryland was formed by Colfax as the one percent general partner and Equity Group Holdings as the 99 percent limited partner.

     On June 3,1993, Radio 100 of Maryland acquired WBIG-FM (formerly WJZE-FM) in Washington, D.C. for $19,500,000.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. On September 15, 1995, a Class B Limited Partner was redeemed of his partnership interest. On October 1, 1995, a Class B Limited Partner was admitted to the partnership. At December 31, 1995, the Class B Limited Partners have a 11.25 percent interest and Equity Group Holdings has a
87.75 percent interest.

   Partnership Allocations

     The partnerships distribute cash from operations and allocate net profits or losses to the partners, in general, in accordance with their stated interests except that no partner shall receive any distribution from a partnership until such time as the net invested capital of the general partner and Class A Limited Partner have been distributed, along with a cumulative priority return on the average net invested capital at an annual rate equal to the prime rate plus one quarter of one percent compounded monthly.

     In accordance with the Company's new debt agreement (described below) distributions to partners may be permitted on a quarterly basis if certain requirements are met.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Basis of Accounting

     The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Barter Transactions

     The partnerships enter into barter transactions in which they provide on-air advertising in exchange for goods and services. Revenues and expenses from barter transactions are presented in the accompanying statement of revenues and expenses based on the estimated fair market value of the goods or services received. Barter revenue approximated $1,590,000, $1,870,000 and $1,340,000 for the years ended December 31, 1995, 1994, and 1993, respectively; while barter expense approximated $1,486,000, $1,520,000 and $1,370,000, for the years ended December 31, 1995, 1994, and 1993, respectively.

   Income Taxes

     Provision for Federal and state income taxes has not been made in the accompanying financial statements since the partnerships do not pay Federal and state income taxes but rather allocate profits and losses to the partners for inclusion in their respective income tax returns.

   Buildings and Leasehold Improvements

     Buildings and leasehold improvements are recorded at fair value at the date of acquisition. Depreciation is recorded using the straight-line method over 31.5 or 40 years.

   Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are recorded at fair value at the date of acquisition. Depreciation is recorded using the straight-line method over the estimated useful life of the assets, which is typically 5 to 7 years.

   Intangible Assets

     Intangible assets are recorded at fair value at the date of acquisition. Amortization is recorded over their useful fives. The estimated useful lives of intangible assets as of December 31, 1995, are as follows:


                                                          Useful Life
                                                          -----------
      FCC Licenses  . . . . . . . . . . . . . . . . . .    7-25 years
      Covenants Not to Compete  . . . . . . . . . . . .       3 years
      Employment Agreements . . . . . . . . . . . . . .       2 years
      Organizational Costs  . . . . . . . . . . . . . .       5 years
      Start-up Costs  . . . . . . . . . . . . . . . . .       5 years

   Land

     Certain partners have contributed to Radio 570 a parcel of land in Germantown, Maryland, which is being used as the site for a new array of broadcasting towers. The land has been recorded at its original purchase price plus costs related to preparing the land for its intended use.

     Radio 100 of Maryland acquired a parcel of land and property in Washington, D.C., through the purchase agreement with United Broadcasting Company. This land was sold in February 1995. Radio 100 acquired a parcel of land in Nowthen, Minnesota, through the purchase agreement with Trumper Communication of Minnesota Limited Partnership. Both parcels of land were recorded at their appraised value at acquisition.

   Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Fair Value of Financial Instruments

     In 1995, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments," which requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet.

     The carrying amount reported in the balance sheets for cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair value due to the immediate or short-term maturity of such instruments. The carrying amount reported for long-term debt approximates fair value due to the debt being priced at floating rates (see Note 7 for additional information).

   New Pronouncements

     In March 1995, the FASB issued No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets and certain identifiable intangibles to be disposed of are to be reported at the lower of carrying amount or fair value less cost to sell. SFAS No. 121 requires adoption for fiscal years beginning after December 15, 1995. In management's opinion, the application of SFAS No. 121 will not have a significant impact on the Company's financial statements.

4.   PROPERTY AND EQUIPMENT:

     The components of property and equipment at December 31, 1993, 1994, and 1995, are summarized below:


Caption>
                                                           As of December 31,
                                              -------------------------------------------
                                                   1993          1994            1995
                                              -------------  -------------   -------------
       Land  . . . . . . . . . . . . . . . .   $ 2,233,341    $ 2,233,341     $ 1,901,663
       Buildings . . . . . . . . . . . . . .       591,427        604,927          26,453
       Construction in progress  . . . . . .     1,894,049        201,404          27,232
       Furniture, fixtures and equipment . .     5,582,139      7,690,841       8,520,853
       Leasehold improvements  . . . . . . .       489,328        522,806         816,031
                                               -----------    -----------     -----------
                                                10,790,284     11,253,319      11,292,232
       Less -- Accumulated depreciation  . .      (703,242)    (1,644,716)     (2,616,508)
                                               -----------    -----------     -----------
                                               $10,087,042    $ 9,608,603     $ 8,675,724
                                               ===========    ===========     ===========

5.   INTANGIBLES AND OTHER NONCURRENT ASSETS:

     The components of FCC licenses and other noncurrent assets at December 31, 1993, 1994, and 1995, are summarized below:


                                                           As of December 31,
                                              -------------------------------------------
                                                   1993           1994            1995
                                              -------------  -------------   -------------
       FCC licenses  . . . . . . . . . . . .   $39,505,773    $39,505,773     $39,505,783
       Covenants not to compete  . . . . . .     9,993,147      8,493,147       8,493,147
       Start-up and organizational costs . .     2,153,036      2,153,036       2,132,577
       Other . . . . . . . . . . . . . . . .     1,870,832      1,891,395         958,245
                                               -----------    -----------     -----------
                                                53,522,788     52,043,351      51,089,752
       Less -- Accumulated amortization  . .     9,288,083)   (14,389,548)    (18,706,165)
                                                ----------    -----------     -----------
                                               $44,234,705    $37,653,803     $32,383,587
                                               ===========    ===========     ===========

6.   RELATED-PARTY TRANSACTIONS:

     Each partnership is involved in certain transactions with other partnerships in the radio group related to sharing of services and purchasing. These transactions are settled on a current basis through adjustments to partners' equity accounts.

     On January 18, 1995, CALP and Radio 100 of Maryland each entered into a ten-year agreement to lease tower space from Colfax Towers, Inc. The initial annual rental payment was $30,000 for CALP and $36,000 for Radio 100 of Maryland. Colfax Towers, Inc. is owned by the shareholders of Colfax Communications, Inc.

     Employees of Colfax perform activities on behalf of and oversee the operations of the radio stations included in the radio group. Colfax does not charge any fees to the radio stations for the performance of such services. Corporate expenses of $1,354,296, $1,144,082 and $798,630 related to those services are not included in the financial statements of the radio group for the years ending December 31, 1995, 1994, and 1993, respectively. These amounts include $148,000, $110,000 and $0, respectively, related to management restructuring at certain radio stations. These corporate expenses were funded directly by the owners of Colfax Communications, Inc.

     CALP owned 100 percent of the stock of GRADH-104, Inc., an Ohio corporation. On September 15, 1993, the stockholder and directors authorized the dissolution of GRADH-104, Inc. The assets of GRADH-104 were distributed to its shareholder and recorded at their fair market value at the time of transfer.

7.   LONG-TERM DEBT:

     On December 27, 1995, CALP, Radio 570, Radio 100, and Radio 100 of Maryland (collectively, the "Borrowers") entered into a $40 million revolving loan agreement. At December 31, 1995, $39,225,000 was outstanding under this agreement. The proceeds were allocated to each borrower on the basis of each station's capital account as follows:


      CALP........................................................  $ 7,378,243
      Radio 570...................................................    4,140,078
      Radio 100...................................................   16,878,782
      Radio 100 of Maryland.......................................   10,827,897
                                                                    -----------
                                                                    $39,225,000
                                                                    ===========

     The proceeds were used to repay the indebtedness of CALP (described below), to make certain permitted distributions to partners of the Borrowers, and for working capital purposes in the operations of the Borrowers. Borrowings under this agreement bear interest at floating rates equal to prime and/or LIBOR (as defined in the loan agreement) plus an applicable margin determined by a leverage ratio. The expiration date of the loan agreement is December 31, 2002. Under the loan agreement, the Borrowers are required to maintain a specific leverage ratio and certain ratios pertaining to cash flow coverage.

     On March 31, 1992, CALP entered into a $10 million loan agreement. This loan bore interest at a floating rate equal to prime plus 0.5 percent, LIBOR plus 2.0 percent or the CD rate (as defined in the loan agreement) plus 2.0 percent, along with certain other interest rate options. As described above, this loan was paid in full on December 27, 1995.

8.   COMMITMENTS:

     The Radio Group has entered into various contracts for exclusive radio broadcasting rights and other programming. In addition, the partnerships lease office space and have entered into various service contracts, including certain personal service contracts. These broadcasting rights, leases and service contracts expire over periods ranging from 1996 to 2012. The minimum future commitments under these agreements, leases and service contracts are as follows.


      1996........................................................  $ 3,688,393
      1997........................................................    3,377,277
      1998........................................................    1,951,379
      1999........................................................    1,150,057
      2000........................................................      922,649
      Thereafter..................................................    1,950,932
                                                                    -----------
                                                                    $13,040,687
                                                                    ===========

9.   RESTRUCTURING CHARGES:

     During 1995, the Radio Group incurred restructuring costs of $737,729 at certain radio stations. These costs included severance and salary payments to terminated employees of $357,563, costs related to hiring a new general manager at one of the radio stations of $135,519 and costs related to a loss on space vacated by one of the radio stations of $244,647.

10.  SUBSEQUENT EVENTS:

     Radio 94 of Phoenix Limited Partnership ("Radio 94") was formed on January 3, 1996, to acquire and operate radio stations. Radio 94 was formed by Colfax as the one percent general partner and Equity Group Holdings as the 99 percent limited partner. On April 1, 1996, Radio 94 acquired KOOL (AM and KOOL-FM in Phoenix, Arizona for $35,000,000. Effective April 5, 1996, certain Class B Limited Partners were admitted to the partnership. The Class B Limited Partners have an 8.25 percent interest and the Equity Group Holdings interest was reduced to 90.75 percent. In June 1996, Radio 94 entered into an asset purchase agreement to sell KOOL (AM).

     Radio 95 of Phoenix Limited Partnership ("Radio 95") was formed on May 3, 1996, to acquire and operate radio stations. Radio 95 was formed by Colfax as the one percent general partner and Equity Group Holdings as the 99 percent limited partner. On September 12, 1996, Radio 95 acquired KYOT-FM, KZON-FM, KOY
(AM) and KISO (AM), each in Phoenix, Arizona; KIDO (AM) and KLTB (FM, each in Boise, Idaho; KARO (FM) in Caldwell, Idaho; WMIL-FM in Waukesha, Wisconsin; and WOKY (AM) in Milwaukee, Wisconsin for $95,000,000.

     On August 24,1996, Chancellor Radio Broadcasting Company ("Chancellor") a Delaware Corporation, purchased substantially all of the assets of CALP, Radio 570, Radio 100, Radio 100 of Maryland, Radio 94 (with the exception of KOOL
(AM)) and Radio 95 (with the exception of KIDO (AM, KLTB (FM) and KARO (FM) for $365,000,000 through the execution of an Asset Purchase Agreement (the "Agreement"). The Agreement stipulates that the purchase price for the assets be allocated among the limited partnerships as follows:


      CALP........................................................  $ 50,000,000
      Radio 570...................................................    21,000,000
      Radio 100...................................................    85,000,000
      Radio 100 of Maryland.......................................    90,000,000
      Radio 94....................................................    30,000,000
      Radio 95....................................................    89,000,000
                                                                    ------------
                                                                    $365,000,000
                                                                    ============

                    Colfax Communications, Inc. Radio Group
                   Unaudited Condensed Combined Balance Sheet
                               September 30, 1996
                             (dollars in thousands)


Current assets:

   Cash                                                                 $  2,504
   Accounts receivable, net                                                9,848
   Prepaid expenses and other                                                646

       Total current assets                                               12,998

   Property and equipment, net                                            10,218
   Intangibles and other assets, net                                     147,520
                                                                        --------

       Total assets                                                     $170,736
                                                                        ========

Current liabilities

   Accounts payable and other accrued expenses                          $  4,186

       Total current liabilities                                           4,186

   Long-term debt                                                         57,950
                                                                        --------

       Total liabilities                                                  62,136

   Partners' equity                                                      108,600
                                                                        --------

       Total liabilities and stockholders' equity                       $170,736
                                                                        --------


            See Accompanying Notes to Condensed Financial Statements

                    Colfax Communications, Inc. Radio Group
             Unaudited Condensed Combined Statements of Operations For the Nine Months Ended September 30, 1995 and 1996
                             (dollars in thousands)

                                                 Nine Months Ended September 30,
                                                 -------------------------------
                                                       1995         1996
                                                      ------       ------
ADVERTISING REVENUES:
   Local sponsors                                    $18,134       $23,963
   National sponsors                                   6,414         7,857
   Other                                                 247           358
                                                     -------       -------
      Gross advertising revenues                      24,795        32,178
   Less-Commissions                                   (3,103)       (4,032)
                                                     -------       -------
      Net advertising revenues                        21,692        28,146
                                                     -------       -------
OPERATING EXPENSES:
   Programming                                         4,143         4,858
   Sales and advertising                               8,168         9,715
   General and administrative                          2,626         3,296
   Engineering                                           741           815
   Depreciation and amortization                       5,084         3,933
                                                      ------        ------
   Operating income                                      930         5,529
                                                      ------        ------

Interest expense                                         476         3,227
Other (income) expense                                   939          (120)
                                                     -------       -------
   Net income                                        $  (485)      $ 2,422
                                                     =======       =======

           See Accompanying Notes to Condensed Financial Statements

                    Colfax Communications, Inc. Radio Group

                    Unaudited Condensed Combined Cash Flows
             For the Nine Months Ended September 30, 1995 and 1996
                             (dollars in thousands)

                                                            Nine months ended September 30,
                                                            -------------------------------
                                                                 1995            1996
                                                               --------        --------
Cash flows form operating activities:

   Net income (loss)                                           $  (485)        $  2,422
   Adjustments to reconcile net loss to net cash used in
    operating activities-
      Depreciation and amortization                              5,084            3,933
      Loss on asset disposal                                       771              --
      Restructuring charge                                         738              --
      Change in assets and liabilities
        (increase) decrease in accounts receivable               1,095           (2,222)
        (Increase) decrease in prepaid expenses and
           other current assets                                   (232)            (360)
        Increase (decrease) in accounts payable and
           accrued expenses                                     (2,213)             962
                                                               -------         --------
              Net cash provided by operating activities          4,758            4,735
                                                               -------         --------

Cash flows from investing activities,
   Cash paid for acquisition of intangibles and other
      noncurrent assets                                           (346)        (124,559)
   Payments for additions to property and equipment               (824)          (2,332)
   Disposal of intangible assets                                   --             6,280
   Disposal of fixed assets                                        113
                                                               -------         --------
              Net cash used in investing activities             (1,057)        (120,611)
                                                               -------         --------

Cash flows from financing activities:
   Repayment of note payable                                      (675)             --
   Loan proceeds                                                    --           18,725
   Capital contributions from partners                              --           98,972
   Capital distributions to partners                            (3,184)             --
                                                               -------         --------
              Net cash provided by (used in) financing
                 activities                                     (3,859)         117,697
                                                               -------         --------

Net increase (decrease) in cash                                   (158)           1,821
                                                               -------         --------

Cash, beginning of period                                          216              683
                                                               -------         --------

Cash, end of period                                            $    58         $  2,504
                                                               =======         ========

            See Accompanying Notes to Condensed Financial Statements

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

          NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                             (dollars in thousands)

1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed combined financial statements of Colfax Communications, Inc. Radio Group ("Colfax") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of results for a full year. The Unaudited Condensed Combined Financial Statements should be read in conjunction with the audited financial statements of Colfax as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and the accompanying notes thereto.

2.   OTHER

   Barter

     For the nine months ended September 30, 1995 and 1996, barter revenue approximated $1,114 and $1,334, respectively while barter expense approximated $883 and $989, respectively.

   Related-Party Transactions

     Employees of Colfax Communications, Inc. perform activities on behalf of and oversee the operations of the radio stations included in the radio group. Colfax does not charge and fees to the radio stations for the performance of such services. Corporate expenses of approximately $1.0 million related to those services are not included in the financial statements of the radio group for the nine months ended September 30, 1995 and 1996. These corporate expenses were funded directly by the owners of Colfax Communications, Inc.

   Acquisition

     As a result of the sale of substantially all of the assets of Colfax to Chancellor Broadcasting Company pro forma financial information for Colfax after giving effect to these transactions has been omitted. Reference is made to the Chancellor Broadcasting Company pro forma statements included in this Form 8-K.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Chancellor Broadcasting Company

     We have audited the accompanying combined statements of net assets of The Sundance Stations (a combination of six commonly owned radio stations) (collectively, the "Stations"), as defined in Note 1, as of December 31, 1995 and 1994, and the related combined statements of revenues, direct expenses and other income (expense), changes in net assets, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Stations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets of The Sundance Stations as of December 31, 1995 and 1994, and their combined revenues, direct expenses and other income (expense), changes in net assets and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Dallas, Texas
October 11, 1996

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

                       COMBINED STATEMENTS OF NET ASSETS

                                     ASSETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1994           1995
                                                              -----------    -----------
Current assets:
  Cash......................................................  $   132,621    $   320,941
  Accounts receivables, net of allowance for doubtful
     accounts of $247,759 and $279,923 in 1994 and 1995,
     respectively...........................................    2,645,530      2,856,776
  Prepaid expenses and other current assets.................       43,733        159,729
  Other receivables.........................................       18,878         94,080
                                                              -----------    -----------
          Total current assets..............................    2,840,762      3,431,526
Property and equipment, net.................................    5,361,690      4,987,953
Intangible assets, net......................................    4,608,735      3,245,584
Other.......................................................       29,090         24,839
                                                              -----------    -----------
          Total assets......................................  $12,840,277    $11,689,902
                                                              ===========    ===========

                               LIABILITIES AND NET ASSETS

Commitments (Note 6)
Current liabilities:
  Accounts payable..........................................  $   584,835    $   456,717
  Accrued compensation......................................      337,363        503,639
  Other accrued liabilities.................................      272,873        359,205
                                                              -----------    -----------
          Total current liabilities.........................    1,195,071      1,319,561
Net assets..................................................   11,645,206     10,370,341
                                                              -----------    -----------
          Total liabilities and net assets..................  $12,840,277    $11,689,902
                                                              ===========    ===========

     The accompanying notes are an integral part of the combined financial statements.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

                COMBINED STATEMENTS OF REVENUES, DIRECT EXPENSES
                           AND OTHER INCOME (EXPENSE)

                                                                        NINE MONTHS
                                            YEAR ENDED DECEMBER 31,        ENDED       PERIOD ENDED
                                           -------------------------   SEPTEMBER 30,   SEPTEMBER 11,
                                              1994          1995           1995            1996
                                           -----------   -----------   -------------   -------------
                                                                                (UNAUDITED)
Broadcasting revenues...................   $15,287,899   $16,945,031    $12,265,852     $13,844,524
Less agency commissions.................     2,054,401     2,105,477      1,547,366       1,740,521
                                           -----------   -----------    -----------     -----------
Net revenues............................    13,233,498    14,839,554     10,718,486      12,104,003
                                           -----------   -----------    -----------     -----------
Operating expenses:
  Programming, technical and news.......     3,725,347     3,822,587      3,005,776       2,832,248
  Sales and promotion...................     3,302,759     3,360,414      2,528,166       2,691,932
  General and administrative............     2,670,628     2,591,127      1,854,663       2,153,486
  Depreciation and amortization.........     2,290,391     2,145,239      1,761,108       1,242,535
                                           -----------   -----------    -----------     -----------
          Total operating expenses......    11,989,125    11,919,367      9,149,713       8,920,201
                                           -----------   -----------    -----------     -----------
Other income (expense), net.............        30,860       (21,353)       (17,600)        (24,881)
                                           -----------   -----------    -----------     -----------
Excess of revenues over expenses........   $ 1,275,233   $ 2,898,834    $ 1,551,173     $ 3,158,921
                                           ===========   ===========    ===========     ===========

     The accompanying notes are an integral part of the combined financial statements.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS

Balance at January 1, 1994..................................   13,782,447
Excess of revenues over expenses............................    1,275,233
Distributions to owner......................................   (3,412,474)
                                                              -----------
Balance at December 31, 1994................................   11,645,206
Excess of revenues over expenses............................    2,898,834
Distributions to owner......................................   (4,173,699)
                                                              -----------
Balance at December 31, 1995................................   10,390,341
Excess of revenues over expenses (unaudited)................    3,158,921
Distributions to owner (unaudited)..........................   (4,128,375)
                                                              -----------
Balance at September 11, 1996 (unaudited) (see Note 1)......  $ 9,400,887
                                                              ===========

     The accompanying notes are an integral part of the combined financial statements.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS
                                               YEAR ENDED DECEMBER 31,        ENDED       PERIOD ENDED
                                              -------------------------   SEPTEMBER 30,   SEPTEMBER 11,
                                                 1994          1995           1995            1996
                                              -----------   -----------   -------------   -------------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Excess of revenues over expenses..........  $ 1,275,233   $ 2,898,834    $ 1,551,173     $ 3,158,921
  Adjustments to reconcile excess of
     revenues over expenses to net cash
     provided by operating activities:
     Depreciation and amortization..........    2,290,391     2,145,239      1,761,108       1,242,535
     Changes in operating assets and
       liabilities net of effects from
       acquisition:
       Accounts receivable..................     (363,820)     (211,246)      (273,641)       (122,140)
       Prepaid expenses and other current
          assets............................      137,493      (115,996)       180,118         (36,097)
       Other receivables....................      (18,878)      (75,202)        18,878          94,080
       Accounts payable and accrued
          liabilities.......................      243,213       128,118         32,882        (460,558)
                                              -----------   -----------    -----------     -----------
          Net cash provided by operating
            activities......................    3,563,632     4,769,747      3,270,518       3,876,741
                                              -----------   -----------    -----------     -----------
Cash flows from investing activities:
  Purchases of property and equipment.......     (788,570)     (511,894)      (389,051)        (92,998)
  Dispositions of property and equipment....      516,895        99,915         77,810          18,599
  (Increase) decrease in other assets.......      (15,885)        4,251          4,249          23,503
                                              -----------   -----------    -----------     -----------
          Net cash used in investing
            activities......................     (287,560)     (407,728)      (306,992)        (50,896)
                                              -----------   -----------    -----------     -----------
Cash flows from financing activities:
  Capital distributions to owner............   (3,412,474)   (4,173,699)    (2,888,749)     (4,128,375)
                                              -----------   -----------    -----------     -----------
          Net cash provided by (used in)
            financing activities............   (3,412,474)   (4,173,699)    (2,888,749)     (4,128,375)
                                              -----------   -----------    -----------     -----------
Net increase (decrease) in cash.............     (136,402)      188,320         74,777        (302,530)
Cash at beginning of period.................      269,023       132,621        132,621         320,941
                                              -----------   -----------    -----------     -----------
Cash at end of period.......................  $   132,621   $   320,941    $   207,398     $    18,411
                                              ===========   ===========    ===========     ===========

     The accompanying notes are an integral part of the combined financial statements.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995 AND PERIOD ENDED SEPTEMBER 11, 1996)

1. ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying combined financial statements include the accounts of six commonly owned radio stations ("The Sundance Stations" or the "Stations") owned and operated by Sundance Broadcasting Inc. ("Sundance"). The Stations were sold by Sundance to an unrelated party effective September 12, 1996. The operating results of the Stations are included in the combined financial statements through September 11, 1996.

     Two radio stations are located in Wisconsin and four radio stations are located in Arizona.

     In August of 1993, Sundance acquired two radio stations located in Phoenix (KZON-FM and KISO-AM). The other four radio stations, WOKY-AM and WMIL-FM in Milwaukee, and KYOT-FM and KOY-AM in Phoenix were purchased prior to 1993.

     These financial statements include the historical cost bases of assets, liabilities and operations of the Stations. All significant intercompany accounts and transactions have been eliminated in combination. Corporate amounts such as overhead, officer's salaries, and interest expense, which are not directly attributable to radio station operations have been excluded from these financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     On February 8, 1996, the President signed into law the Telecommunications Act of 1996. Among other things, this legislation requires the Federal Communications Commission (the "FCC") to relax its numerical restrictions on local ownership and affords renewal applicants significant new protections from competing applications for their broadcast licenses. The ultimate effect of this legislation on the competitive environment is currently undeterminable.

  Revenue Recognition

     Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

  Barter Transactions

     Barter transactions represent advertising time exchanged for promotional items, advertising, supplies, equipment and services. Barter revenue is recorded at the fair value of the goods or services received and is recognized in income when the advertisements are broadcast. Goods or services are charged to expense when received or used. Advertising time owed and goods or services due the Stations are included in accounts payable and accounts receivable, respectively.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995 AND PERIOD ENDED SEPTEMBER 11, 1996)

  Cash and Cash Equivalents

     The Stations maintain cash in demand deposits with financial institutions. All highly liquid investments with an original maturity of less than three months are considered cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is determined by using the straight-line method based upon the estimated useful lives of the assets as follows:

Buildings...................................................     30 years
Broadcast equipment.........................................   5-25 years
Furniture, fixtures and equipment...........................   5-10 years
Building improvements.......................................  10-30 years

     Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases.

  Intangible Assets

     Intangible assets are stated at cost and are amortized on a straight-line basis over their estimated useful lives as follows:

FCC licenses................................................   10 years
Customer lists..............................................    5 years
Covenants not to compete....................................    3 years
Goodwill....................................................   40 years
Other.......................................................  1-5 years

     The Stations evaluate intangible assets for potential impairment by analyzing the operating results, trends and prospects of the Stations, as well as by comparing them to their competitors. The Stations also take into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impairment.

  Advertising Costs

     The Stations incur various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred or deferred and amortized over the interim periods which they benefit and totaled approximately $394,558 and $214,892 for the years ended December 31, 1994 and 1995, respectively.

  Concentration of Credit Risk

     The Stations' revenue and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas. The Stations perform on-going credit evaluations of the customers' financial condition and, generally, require no collateral from their customers.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995 AND PERIOD ENDED SEPTEMBER 11, 1996)

  Interim Financial Information

     The combined statement of changes in net assets for the period ended September 11, 1996; and the combined statements of revenues, direct expenses and other income (expense), and cash flows for the periods ended September 11, 1996 and September 30, 1995 are unaudited. However, in the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included and are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year.

3. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1994 and 1995 consist of the following:

                                                               1994           1995
                                                            -----------    -----------
Land......................................................  $   826,900    $   826,900
Buildings.................................................    1,339,412      1,339,412
Broadcast equipment.......................................    3,302,907      3,495,094
Furniture, fixtures and equipment.........................    1,457,397      1,620,338
Building improvements.....................................      365,702        418,423
                                                            -----------    -----------
                                                              7,292,318      7,700,167
Less accumulated depreciation.............................   (1,930,628)    (2,712,214)
                                                            -----------    -----------
                                                            $ 5,361,690    $ 4,987,953
                                                            ===========    ===========

     Depreciation expense for the years ended December 31, 1994 and 1995 was $732,795, and $782,087, respectively.

4. INTANGIBLE ASSETS:

     Intangible assets at December 31, 1994 and 1995 consist of the following:

                                                               1994           1995
                                                            -----------    -----------
FCC licenses..............................................  $   440,000    $   440,000
Customer lists............................................    2,842,000      2,842,000
Covenants not-to-compete..................................    2,750,000      2,750,000
Goodwill..................................................    1,656,889      1,656,889
Other.....................................................      273,639        273,639
                                                            -----------    -----------
                                                              7,962,528      7,962,528
Less accumulated amortization.............................   (3,353,793)    (4,716,944)
                                                            -----------    -----------
                                                            $ 4,608,735    $ 3,245,584
                                                            ===========    ===========

     Amortization expense for the years ended December 31, 1994 and 1995 was $1,557,596, and $1,363,152, respectively.

                             THE SUNDANCE STATIONS
              (A COMBINATION OF SIX COMMONLY OWNED RADIO STATIONS)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                (UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED
            SEPTEMBER 30, 1995 AND PERIOD ENDED SEPTEMBER 11, 1996)

5. OTHER ACCRUED LIABILITIES:

     Other accrued liabilities at December 31, 1994 and 1995 consist of the following:

                                                                1994        1995
                                                              --------    --------
Accrued national rep commission.............................  $ 68,237    $150,038
Accrued property tax........................................    74,658      87,616
Accrued music license fees..................................    68,757      51,470
Accrued other...............................................    61,221      70,081
                                                              --------    --------
          Total.............................................  $272,873    $359,205
                                                              ========    ========

6. COMMITMENTS:

     The Stations lease certain transmitting tower facilities and a vehicle under various operating leases. Rental expense under operating leases for the years ended December 31, 1994 and 1995 was approximately $64,000, and $63,000, respectively. At December 31, 1995, future minimum lease payments due under operating leases with initial or remaining noncancelable lease terms in excess of one year are as follows:

YEAR ENDING
DECEMBER 31,
------------
   1996..............................................................  $106,787
   1997..............................................................    82,082
   1998..............................................................    69,585
   1999..............................................................    64,911
   2000..............................................................    25,836
   Thereafter........................................................   284,239
                                                                       --------
             Total minimum lease payments............................  $633,440
                                                                       ========

     In connection with the 1993 acquisition of the two radio stations located in Arizona, Sundance entered into an employment agreement with an individual. The term of this agreement is from January 1, 1994 to December 31, 1998. The aggregate annual payments remaining under this agreement are as follows:

1996..............................................  $137,500
1997..............................................   150,000
1998..............................................   150,000
                                                    --------
                                                    $437,500
                                                    ========

7. PROFIT SHARING PLAN:

     The employees of the Stations are included in a contributory, trusteed, 401(k) profit sharing plan covering all full-time employees who elect to participate. Employer contributions are at the discretion of the plan sponsor's Board of Directors. For the years ended December 31, 1994 and 1995, no plan sponsor contributions were made to this plan. Employee contributions are 100% vested.

(b)  Pro Forma Financial Information

     The following unaudited pro forma financial information (referred to for purposes of Item 7(b) as the "Pro Forma Financial Information") is based on the historical financial statements of (i) the Company, (ii) KDWB-FM (acquired by the Company in August 1995), (iii) Shamrock Broadcasting (acquired by the Company in February 1996), (iv) KOOL-FM (acquired by Colfax in April 1996), (v) KIMN-FM and KALC-FM (acquired by the Company in July 1996 and for which a Houston station was exchanged), (vi) the stations acquired by Colfax from Sundance in September 1996, (vii) WKYN-AM, (acquired by the Company in November
1996) and (viii) the Colfax Stations (acquired by the Company in January 1997), two of which will be divested. Financial information for WKYN-AM is shown where applicable in the Pro Forma Financial Information.

     The pro forma condensed statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1995 and 1996 give effect to the consummation of the acquisition of KDWB-FM, Shamrock Broadcasting, KOOL-FM, KIMN-FM and KALC-FM (for which a Houston station was exchanged), WKYN-AM and the Colfax Stations (two of which will be divested) and, in each case, the financing thereof, as if each such transaction had occurred on January 1, 1995. The pro forma balance sheet as of September 30, 1996 has been prepared as if the acquisition of WKYN-AM and the Colfax Stations and, in each case, the financing thereof, had occurred on that date. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     The purchases of KDWB-FM, Shamrock Broadcasting and the Colfax Stations were accounted for using the purchase method of accounting. The acquisition of KIMN-FM and KALC-FM in exchange for a Houston station was accounted for using the fair value of the Houston station and the additional cash consideration paid. The total purchase costs of the acquisitions and exchanges will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon the receipt of final appraisals of the acquired assets; however, such allocation is not expected to differ materially from the preliminary allocation.

             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
                          Year Ended December 31, 1995

                                                             Historical
                               --------------------------------------------------------------------
                                             Shamrock             KIMN-FM
                               Chancellor  Broadcasting  KDWB-FM  KALC-FM  Colfax   Sundance  KOOL-FM  Adjustments   Pro Forma
                               ----------  ------------  ------- -------  --------  --------  ------- ---------     ----------
Net revenues  . . . . . . . .    $ 64,322     $94,605     $ 893   $7,205  $30,143   $14,840   $4,914   $   (540)(A)  $212,257
                                                                                                         (4,125)(B)
                                 --------     -------     -----   ------  -------   -------   ------   --------      --------
Station operating
expenses  . . . . . . . . . .      37,464      73,720       473    6,193   22,169     9,774    3,573       (540)(A)   137,353
                                                                                                         (4,032)(B)
                                                                                                        (11,441)(C)
Depreciation and
amortization  . . . . . . . .       9,047       8,751       518      875    6,505     2,145      899      7,357 (D)    36,097
Corporate expenses  . . . . .       1,816       3,139         -        -        -         -        -       (955)(E)     4,000
Stock option
compensation expense  . . . .       6,360           -         -        -        -         -        -          -         6,360
                                 --------     -------     -----   ------  -------   -------   ------   --------      --------
  Operating income (loss) . .       9,635       8,995       (98)     137    1,469     2,921      442      4,946        28,447
Interest expense  . . . . . .      17,324      14,703         -        -      656         -    1,162      7,789 (F)    41,634
Other (income) expense  . . .          42         (78)       23        2      771        21        -          -           781
                                 --------     -------     -----   ------  -------   -------   ------   --------      --------
  Income (loss) before
  provision for income
  taxes . . . . . . . . . . .      (7,731)     (5,630)     (121)     135       42     2,900     (720)    (2,842)      (13,967)
Provision for income taxes  .       3,800      (1,287)      (93)       -        -         -        -      4,918 (G)     7,338
Dividends and accretion
on preferred stock
of subsidiary . . . . . . . .           -           -         -        -        -         -        -     38,503 (H)    38,503
                                 --------     -------     -----   ------  -------   -------   ------   --------      --------
  Net income (loss) . . . . .     (11,531)    $(4,343)    $ (28)  $  135  $    42   $ 2,900   $ (720)  $(46,263)      (59,808)
                                              =======     =====   ======  =======   =======   ======  ========
Dividends and accretion
on preferred stock  . . . . .           -                                                              $  7,000 (H)  $  7,000
                                 --------                                                                            --------
Loss applicable to
common shares . . . . . . . .    $(11,531)                                                                           $(66,808)
                                 ========                                                                            ========
Deficiency of earnings to
fixed charges and preferred
stock dividends and
accretion . . . . . . . . . .    $  7,731                                                                            $ 89,805
Loss per common share (K) . .    $  (1.30)                                                                           $  (3.50)
Weighted average number of
shares outstanding (K)  . . .   8,850,075                                                                          19,110,230

           See Accompanying Notes to Pro Forma Financial Information.

             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
                      Nine Months Ended September 30, 1995

                                                             Historical
                               --------------------------------------------------------------------
                                             Shamrock             KIMN-FM
                               Chancellor  Broadcasting  KDWB-FM  KALC-FM  Colfax   Sundance  KOOL-FM  Adjustments   Pro Forma
                               ----------  ------------  ------- -------  --------  --------  ------- ---------     ----------
Net revenues  . . . . . . . .     $47,921     $69,630     $ 893   $5,210  $21,692   $10,718   $3,497   $   (540)(A)  $155,792
                                                                                                         (3,229)(B)
                                  -------     -------     -----   ------  -------   -------   ------   --------      --------
Station operating
expenses  . . . . . . . . . .      28,120      55,413       473    4,519   15,678     7,389    2,838       (540)(A)   102,332
                                                                                                         (3,312)(B)
                                                                                                         (8,246)(C)
Depreciation and
amortization  . . . . . . . .       6,708       6,549       518      699    5,084     1,761      657      5,096 (D)    27,072
Corporate expenses  . . . . .       1,292       2,515         -        -        -         -        -       (807)(E)     3,000
Stock option compensation
expense . . . . . . . . . . .       5,410           -         -        -        -         -        -          -         5,410
                                  -------     -------     -----   ------  -------   -------   ------   --------      --------
  Operating income (loss) . .       6,391       5,153       (98)      (8)     930     1,568        2      4,040        17,978
Interest expense  . . . . . .      12,780      11,067         -        -      476         -      876      6,178 (F)    31,377
Other (income) expense  . . .          82        (169)       23        -      939        17        -          -           892
                                  -------     -------     -----   ------  -------   -------   ------   --------      --------
  Income (loss) before
  provision for income
  taxes . . . . . . . . . . .      (6,471)     (5,745)     (121)      (8)    (485)    1,551     (874)    (2,138)      (14,291)
Provision for income
taxes . . . . . . . . . . . .       2,829      (1,798)      (93)       -        -         -        -      4,565 (G)     5,503
Dividends and accretion
on preferred stock of
subsidiary  . . . . . . . . .           -           -         -        -        -         -        -     28,550 (H)    28,550
                                  -------     -------     -----   ------  -------   -------   ------   --------      --------
  Net income (loss) . . . . .      (9,300)    $(3,947)    $ (28)  $   (8) $  (485)  $ 1,551   $ (874)  $(35,254)      (48,345)
                                              =======     =====   ======  =======   =======   ======   ========
Dividends and accretion
on preferred stock  . . . . .           -                                                              $  5,250 (H)  $  5,250
                                 --------                                                                            --------
Loss applicable to
common shares . . . . . . . .    $ (9,300)                                                                           $(53,595)
                                 ========                                                                            ========
Deficiency of earnings to
fixed charges and preferred
stock dividends and
accretion . . . . . . . . . .    $  6,471                                                                            $ 70,625
Loss per common share (K) . .    $  (1.05)                                                                           $  (2.80)
Weighted average number of
shares outstanding (K)  . . .   8,849,851                                                                          19,110,230

           See Accompanying Notes to Pro Forma Financial Information.

             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
                      Nine Months Ended September 30, 1996

                                                                 Historical
                                       -----------------------------------------------------------
                                                     Shamrock    KIMN-FM
                                        Chancellor Broadcasting  KALC-FM   Colfax  Sundance  KOOL-FM  Adjustments   Pro Forma
                                       ----------  ------------  -------  -------- --------  -------  ---------    ----------
Net revenues  . . . . . . . . . . . .    $122,838      $ 8,464   $1,796   $28,146   $12,104  $1,431   $ (1,464)(B)   $173,315
                                         --------      -------   ------   -------   -------  ------   --------       --------
Station operating expenses  . . . . .      74,922        7,762    1,617    18,684     7,678     852       (726)(B)    108,889
                                                                                                        (1,900)(C)
Depreciation and amortization . . . .      17,704          595      511     3,933     1,242     229      3,129 (D)     27,343
Corporate expenses  . . . . . . . . .       3,377        2,515        -         -         -       -     (2,292)(E)      3,300
Stock option compensation expense . .       2,850            -        -         -         -       -          -          2,850
                                         --------      -------   ------   -------   -------  ------   --------       --------
  Operating income (loss) . . . . . .      23,985       (2,108)    (332)    5,529     3,184     350        325         30,933
Interest expense  . . . . . . . . . .      24,469        1,380        -     3,227         -     299      1,094 (F)     30,469
Other (income) expense  . . . . . . .         130           49   (2,847)     (120)       25       -          -         (2,763)
                                         --------      -------   ------   -------   -------  ------   --------       --------
  Income (loss) before
  provision for income taxes  . . . .        (614)      (3,537)   2,515     2,422     3,159      51       (769)         3,227
Provision for income taxes  . . . . .       2,201            -        -         -         -       -      3,302 (G)      5,503
Dividends and accretion on
preferred stock of subsidiary . . . .       8,187            -        -         -         -       -     23,847 (H)     32,034
                                         --------      -------   ------   -------   -------  ------   --------       --------
  Net income (loss) before
  extraordinary loss  . . . . . . . .     (11,002)      (3,537)   2,515     2,422     3,159      51    (27,919)       (34,311)
Extraordinary loss on early
extinguishment of debt  . . . . . . .       5,609            -        -         -         -       -     (5,609)(I)          -
                                         --------      -------   ------   -------   -------  ------   --------       --------
   Net income(loss)                       (16,611)     $(3,537)  $2,515   $ 2,422   $ 3,159  $   51   $(22,310)       (34,311)
                                         =========    ========   ======   =======   =======  ======   ========       ========
Dividends and accretion on
preferred stock . . . . . . . . . . .           -                                                     $  5,250 (H)   $  5,250
Loss on repurchase of
preferred stock . . . . . . . . . . .      16,570                                                      (16,570)(J)          -
                                         --------                                                                    --------

Loss applicable to common shares  . .    $(33,181)                                                                   $(39,561)
                                         ========                                                                    ========

Deficiency of earnings to fixed
charges and preferred stock
dividends and accretion . . . . . . .    $  8,801                                                                    $ 58,914
Loss per common share (K) . . . . . .    $  (2.06)                                                                   $  (2.07)
Weighted average number of
shares outstanding (K)  . . . . . . .  16,125,754                                                                  19,110,230

           See Accompanying Notes to Pro Forma Financial Information.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               September 30, 1996
                             (dollars in thousands)

                                                   ASSETS

                                                      Historical
                                            -----------------------------
                                               Chancellor        Colfax        Adjustments       Pro Forma
                                            --------------   -------------  -----------------  -------------
Current assets:
  Cash  . . . . . . . . . . . . . . . . . .      $  5,112       $  2,504         $       -       $    7,616
  Accounts receivable, net  . . . . . . . .        42,172          9,848                 -           52,020
  Prepaid expenses and other  . . . . . . .         1,955            646                 -            2,601
                                                 --------       --------         ---------       ----------
     Total current assets . . . . . . . . .        49,239         12,998                 -           62,237
Restricted Cash . . . . . . . . . . . . . .        20,000               -                -           20,000
Property and equipment, net . . . . . . . .        49,082         10,218            21,682 (L)       80,982
Intangible and other assets, net  . . . . .       586,863        147,520            (4,870)(M)      926,000
                                                                                     3,000 (M)
                                                                                   193,487 (L)
                                                 --------       --------         ---------       ----------
     Total assets . . . . . . . . . . . . .      $705,184       $170,736         $ 213,299       $1,089,219
                                                 ========       ========         =========       ==========

                                 LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt . . . .           400               -            8,975 (M)        9,375
  Accounts payable and other
  accrued expenses  . . . . . . . . . . . .        14,487          4,186                 -           18,673
                                                 --------       --------          --------       ----------
     Total current liabilities  . . . . . .        14,887          4,186             8,975           28,048
                                                 --------       --------          --------       ----------
Long-term debt  . . . . . . . . . . . . . .       364,708         57,950           (57,950)         451,952
                                                                                    87,244 (M)
Deferred tax liability  . . . . . . . . . .        19,037              -                 -           19,037
Other . . . . . . . . . . . . . . . . . . .           821              -                 -              821
                                                 --------       --------          --------       ----------
     Total liabilities  . . . . . . . . . .       399,453         62,136            38,269          499,858
Senior exchangeable preferred stock . . . .       103,853              -                 -          103,853
Exchangeable preferred stock  . . . . . . .              -             -           192,500 (N)      192,500
Stockholders' equity  . . . . . . . . . . .       201,878        108,600            (4,870)(M)      293,008
                                                                                  (108,600)(O)
                                                                                    96,000 (N)
                                                 --------       --------         ---------       ----------
     Total liabilities and
     stockholders' equity . . . . . . . . .      $705,184       $170,736         $ 213,299       $1,089,219
                                                 ========       ========         =========       ==========

           See Accompanying Notes to Pro Forma Financial Information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                             (dollars in thousands)

(A) The adjustment represents the elimination of time brokerage fees paid by the Company in 1995 to Midcontinent Radio of Minnesota, Inc. from February 1, 1995 to July 31, 1995 pursuant to an LMA relating to KDWB-FM.

(B) The adjustment represents the elimination of net revenues and station operating expenses of the Houston station, which was exchanged for KIMN-FM and KALC-FM in Denver in July 1996.

(C) The adjustment reflects cost savings resulting from the elimination of redundant operating expenses arising from the combination of the Company and Shamrock Broadcasting, including the elimination of certain station management positions, the standardization of employee benefits and compensation practices and the implementation of operating strategies currently utilized by the Company's management. The pro forma cost savings are summarized as follows:

                                                                                         Nine Months Ended
                                                                 Year Ended                September 30,
                                                                December 31,      --------------------------------
                                                                    1995               1995              1996
                                                             -----------------    --------------   --------------
         Selling expenses  . . . . . . . . . . . . . . .             $ 3,135            $2,422           $  523
         Programming and technical . . . . . . . . . . .               2,297             1,610              383
         Advertising and promotions  . . . . . . . . . .               2,554             1,484              422
         General and administrative  . . . . . . . . . .               3,455             2,730              572
                                                                     -------            ------           ------
              Total                                                  $11,441            $8,246           $1,900
                                                                     =======            ======           ======

(D) The adjustment reflects (i) a change in depreciation and amortization resulting from conforming the estimated useful lives of the acquired stations and (ii) the additional depreciation and amortization expenses resulting from the allocation of the purchase price of the acquired stations, net of stations exchanged, including an increase in property and equipment and intangible assets to their estimated fair market value and the recording of goodwill associated with the acquisitions. Goodwill is amortized over 40 years.

(E) The adjustment reflects cost savings anticipated to be achieved by operating all of the stations under the Company's decentralized management strategy and from the elimination of redundant management costs.

(F) The adjustment reflects the effect on interest expense of the change in debt structure resulting from each pro forma event. Pro forma interest reflects $200,000 of 9 3/8% Senior Subordinated Notes due 2004 and $60,000 of 12 1/2% Senior Subordinated Notes due 2004 and $200,327 of bank financing, with an annual interest rate of approximately 7.7%.

(G) The adjustment reflects the change in the provision for income taxes resulting from the deferred tax liabilities generated during each period from the respective acquisitions, offset by additional reversals of book/tax basis differences of Shamrock Broadcasting during each period.

(H) The adjustment reflects the dividends and accretion on the 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock due 2008, where not already included, and the 12% Exchangeable Preferred Stock due 2009 and the 7% Convertible Preferred Stock.

(I) The adjustment reflects the elimination of a non-recurring extraordinary loss on early extinguishment of debt in connection with the refinancing of the Company's term and revolving loan facilities in conjunction with the acquisition Shamrock Broadcasting and a partial prepayment of the Company's existing credit agreement in August 1996.

(J) The adjustment reflects the elimination of a non-recurring extraordinary loss on repurchase of preferred stock, which was recognized in February 1996 in connection with the acquisition of Shamrock Broadcasting.

(K) Reflects the effect of the recapitalization of the number of shares outstanding and the additional shares issued in 1996 in conjunction with the Company's initial public offering of its Class A Common Stock.

(L) The adjustment reflects a preliminary allocation of the purchase price of the acquisition of WKYN and the Colfax Stations to the assets being acquired and liabilities being assumed resulting in an increase in property and equipment and intangible assets to their estimated fair values and the recording of goodwill associated with the transactions as follows:

               Cash  . . . . . . . . . . . . . . . . . . . . .   $  2,504
               Accounts receivable, net  . . . . . . . . . . .      9,848
               Prepaid expenses and other  . . . . . . . . . .        646
               Property and equipment  . . . . . . . . . . . .     31,900
               Goodwill  . . . . . . . . . . . . . . . . . . .    341,007
               Accounts payable and other accrued expenses . .     (4,186)
                                                                 --------
                     Total                                       $381,719
                                                                 ========

(M) The adjustment reflects (i) borrowings under the Company's new $345 million credit agreement (the "New Credit Agreement") ($200,327) to finance the acquisition of the Colfax Stations, (ii) additional deferred financing costs associated with the New Credit Agreement ($3,000), (iii) the repayment of the existing credit agreement ($105,108) and (iv) the elimination of the Company's deferred financing costs associated with the existing credit agreement ($4,870), which will be recognized as an extraordinary loss in the period the refinancing occurs.

(N) The adjustment reflects the issuance of the 12% Exchangeable Preferred Stock due 2009 ($192,500) and the sale of the 7% Convertible Preferred Stock ($96,000), both net of related transaction costs.

(O) The adjustment reflects the elimination of the historical equity balances of the stations being acquired.

(c)  Exhibits

     1.1 Asset Purchase Agreement dated as of August 24, 1996 by and among Classical Acquisition Limited Partnership, Radio 100 of Maryland Limited Partnership, Radio 100 Limited partnership, Radio 570 Limited partnership, Radio 94 of Phoenix Limited partnership, Radio 95 of Phoenix Limited Partnership and Chancellor Radio Broadcasting Company*

     1.2 Purchase Agreement dated as of January 17, 1997 among Chancellor Broadcasting Company and Smith Barney Inc., Alex. Brown & Sons Incorporated, BT Securities Corporation, Credit Suisse First Boston Corporation and Goldman, Sachs & Co.***

     4.1 Certificate of Designation for Chancellor Broadcasting Company's 7% Convertible Preferred Stock***

     4.2 Registration Rights Agreement dated as of January 23, 1997 among Chancellor Broadcasting Company and Smith Barney Inc., Alex. Brown & Sons Incorporated, BT Securities Corporation, Credit Suisse First Boston Corporation and Goldman, Sachs & Co.***

     4.3 Certificate of Designation for Chancellor Radio Broadcasting Company's 12% Exchangeable Preferred Stock**

     10.1 Purchase Agreement dated as of January 17, 1997 among Chancellor Radio Broadcasting Company and BT Securities Corporation, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., NationsBanc Capital Markets, Inc. and Smith Barney Inc.**

     10.2 Registration Rights Agreement dated as of January 23, 1997 among Chancellor Radio Broadcasting Company, BT Securities Corporation, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., NationsBanc Capital Markets, Inc. and Smith Barney Inc.**

     10.3 Indenture dated as of January 23, 1997 between Chancellor Radio Broadcasting Company and U.S. Trust Company of Texas, N.A.**

     99.1      Press release dated January 23, 1997***

----------------
 * Incorporated by reference to Chancellor Radio Broadcasting Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.
** Incorporated by reference to Chancellor Radio Broadcasting Company's Current Report on Form 8-K dated January 23, 1997.
*** Previously filed in the Company's Current Report on Form 8-K dated January 23, 1997.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHANCELLOR BROADCASTING COMPANY

Date:  April 28, 1997              By:  /s/ JACQUES D. KERREST
                                      -------------------------------------
                                        Jacques D. Kerrest
                                        Senior Vice President and
                                        Chief Financial Officer

                                INDEX TO EXHIBITS

   EXHIBIT
    NUMBER                        DESCRIPTION
    ------                        -----------
     1.1       Asset Purchase Agreement dated as of August 24, 1996 by and among Classical Acquisition Limited Partnership, Radio 100 of
               Maryland Limited Partnership, Radio 100 Limited partnership,
               Radio 570 Limited partnership, Radio 94 of Phoenix Limited partnership, Radio 95 of Phoenix Limited Partnership and
               Chancellor Radio Broadcasting Company*

     1.2       Purchase Agreement dated as of January 17, 1997 among Chancellor
               Broadcasting Company and Smith Barney Inc., Alex. Brown & Sons
               Incorporated, BT Securities Corporation, Credit Suisse First
               Boston Corporation and Goldman, Sachs & Co.***

     4.1       Certificate of Designation for Chancellor Broadcasting Company's
               7% Convertible Preferred Stock***

     4.2       Registration Rights Agreement dated as of January 23, 1997 among
               Chancellor Broadcasting Company and Smith Barney Inc., Alex.
               Brown & Sons Incorporated, BT Securities Corporation, Credit
               Suisse First Boston Corporation and Goldman, Sachs & Co.***

     4.3       Certificate of Designation for Chancellor Radio Broadcasting
               Company's 12% Exchangeable Preferred Stock**

     10.1      Purchase Agreement dated as of January 17, 1997 among Chancellor
               Radio Broadcasting Company and BT Securities Corporation, Credit
               Suisse First Boston Corporation, Goldman, Sachs & Co.,
               NationsBanc Capital Markets, Inc. and Smith Barney Inc.**

     10.2      Registration Rights Agreement dated as of January 23, 1997 among
               Chancellor Radio Broadcasting Company, BT Securities
               Corporation, Credit Suisse First Boston Corporation, Goldman,
               Sachs & Co., NationsBanc Capital Markets, Inc. and Smith Barney
               Inc.**

     10.3      Indenture dated as of January 23, 1997 between Chancellor Radio
               Broadcasting Company and U.S. Trust Company of Texas, N.A.**

     99.1      Press Release dated January 23, 1997***


----------------
 * Incorporated by reference to Chancellor Radio Broadcasting Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

** Incorporated by reference to Chancellor Radio Broadcasting Company's Current Report on Form 8-K dated January 23, 1997.

*** Previously filed with the Company's Current Report on Form 8-K dated January 28, 1997.